UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2025

First Eagle Private Credit Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01642	87-6975595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York	10105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 698-3300

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on March 3, 2025, First Eagle Holdings, Inc. announced a definitive agreement under which funds managed by Genstar Capital would acquire a majority investment in First Eagle Holdings, Inc. (the “Transaction”). The Transaction closed on August 15, 2025. First Eagle Holdings, Inc. is the parent company of First Eagle Investment Management, LLC (the “Adviser”), First Eagle Alternative Credit, LLC (the “Subadviser”) and FEF Distributors, LLC (the “Intermediary Manager”), the investment adviser, the investment subadviser and the intermediary manager, respectively, of First Eagle Private Credit Fund (the “Fund”).

The closing of the Transaction was deemed an “assignment” under the Investment Company Act of 1940, as amended, of the prior investment advisory agreement between the Fund and the Adviser (the “Prior Advisory Agreement”), the prior investment subadvisory agreement among the Fund, the Adviser and the Subadviser (the “Prior Subadvisory Agreement,” and together with the Prior Advisory Agreement, the “Prior Advisory Agreements”) and the prior intermediary manager agreement between the Fund and the Intermediary Manager (the “Prior Intermediary Manager Agreement”). Accordingly, a new investment advisory agreement between the Fund and the Adviser (the “New Advisory Agreement”), a new investment subadvisory agreement among the Fund, the Adviser and the Subadviser (the “New Subadvisory Agreement,” and together with the New Advisory Agreement, the “New Advisory Agreements”) and a new intermediary manager agreement between the Fund and the Intermediary Manager (the “New Intermediary Manager Agreement”) were approved by the board of trustees of the Fund. In addition, at a special meeting of shareholders of the Fund held on June 27, 2025, the shareholders of the Fund approved the New Advisory Agreements.

The New Advisory Agreement, the New Subadvisory Agreement and the New Intermediary Manager Agreement, which are substantially similar to the Prior Advisory Agreement, the Prior Subadvisory Agreement and the Prior Intermediary Manager Agreement, respectively, became effective on August 15, 2025, as of the closing of the Transaction, and provide for the continuation of the Fund’s investment program and distribution arrangements without interruption.

The Transaction is not expected to result in any change in the portfolio management of the Fund or in the Fund’s investment objectives or policies.

The foregoing descriptions of the New Advisory Agreement, the New Subadvisory Agreement and the New Intermediary Manager Agreement are summaries only and are qualified in their entirety by reference to the text of the New Advisory Agreement, the New Subadvisory Agreement and the New Intermediary Manager Agreement, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, hereto and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

On August 15, 2025, upon the closing of the Transaction, the Prior Advisory Agreements and the Prior Intermediary Manager Agreement were terminated.

Item 8.01. Other Events

On August 18, 2025, First Eagle Holdings, Inc. and Genstar Capital issued a press release announcing the closing of the Transaction. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

The information in Item 8.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Investment Advisory Agreement, dated August 15, 2025, between the Fund and the Adviser.

10.2	Subadvisory Agreement, dated August 15, 2025, among the Fund, the Adviser and the Subadviser.

10.3	Intermediary Manager Agreement, dated August 15, 2025, between the Fund and the Intermediary Manager.

99.1	Press Release, dated August 18, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Eagle Private Credit Fund

August 18, 2025	By:	/s/ William Karim
		Name:	William Karim
		Title:	Deputy General Counsel